Exhibit 4.9

EXECUTION COPY

PLEDGE AGREEMENT

This PLEDGE AGREEMENT dated as of July 8, 2005 (together with all amendments, if any, from time to time hereto, this “Agreement”), by and among NEFF RENTAL LLC, a Delaware limited liability company (“Neff LLC”), NEFF FINANCE CORP., a Delaware corporation (“Neff Finance” and, together with Neff LLC, the “Borrowers” and each, a “Borrower”), NEFF RENTAL, INC., a Florida corporation (“NEFF”) and each other Person which becomes party hereto as a Pledgor pursuant to Section 22 of this Agreement (such Persons, together with the Borrowers and NEFF, collectively, the “Pledgors” and each, a “Pledgor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”), among the Borrowers, NEFF, each of the other Persons named therein as a Guarantor (as defined in the Indenture) and Wells Fargo Bank, National Association, as Trustee (as defined in the Indenture), the Borrowers are co-issuing $245,000,000 aggregate principal amount of their 11 1/4% Second Priority Senior Secured Notes Due 2012 and may issue, from time to time, additional notes in accordance with the provisions of the Indenture (collectively, the “Notes”):

WHEREAS, each Pledgor is the record and beneficial owner of the shares of Stock listed in Part A of Schedule I hereto and the owner of the promissory notes and Instruments listed in Part B of Schedule I hereto;

WHEREAS, each Pledgor will derive direct and indirect economic benefits from the issuance of the Notes and other financial accommodations provided to the Borrowers and the other Pledgors pursuant to the Indenture;

WHEREAS, in order to induce the Trustee and Agent to enter into the Note Documents to which each is a party, each Pledgor has agreed to pledge the Pledged Collateral to the Agent in accordance herewith;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Trustee to enter into the Indenture and the other Note Documents, it is agreed as follows:

1.             Definitions. Unless otherwise defined herein, terms defined in the Indenture are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Act” has the meaning specified in Section 8(c).

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Note Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Agent’s or any Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Commission” has the meaning specified in Section 8(c).

“Credit Parties” means each Borrower, NEFF, each of their respective Subsidiaries and each other Person, in each case, who executes or becomes party to this Agreement as a “Pledgor” or who executes a guarantee of any Secured Obligations or who grants a Lien on all or part of its assets to secure all or part of the Secured Obligations.

“Designated Agent” means (a) prior to the discharge of all Priority Lien Obligations, the ABL Facility Agent, and (b) at any time after the discharge of all Priority Lien Obligations, the Agent.

“Domestic Person” means any “United States person” under and as defined in Section 7701(a)(30) of the IRC.

“Domestic Subsidiary” with respect to any Person, means each Subsidiary of such Person that is organized under the laws of a State of the United States of America or under the laws of the United States of America.

“Foreign Subsidiary” with respect to any Person, means each Subsidiary of such Person other than a Domestic Subsidiary.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Joinder Agreement” means a joinder agreement, in substantially the form of Exhibit A hereto or such other documentation acceptable to the Agent pursuant to which any Subsidiary of either Borrower becomes a party to this Agreement, the Security Agreement and the Intercreditor Agreement after the date of this Agreement.

“Non-U.S. Person” means any Person that is not a Domestic Person.

“Pledged Collateral” has the meaning specified in Section 2.

“Pledged Entity” means an issuer of Pledged Shares or Pledged Indebtedness.

“Pledged Indebtedness” means the Indebtedness evidenced by the promissory notes and other Instruments listed on Part B of Schedule I hereto.

“Pledged Shares” means those shares evidenced by certificates listed on Part A of Schedule I hereto.

“Secured Obligations” has the meaning specified in Section 3.

“Secured Parties” means, collectively, the Agent, the Holders and any other holder of an Obligation arising under the Notes, the Indenture or any other Note Document.

“Security Agreement” means the Security Agreement of even date herewith entered into by the Borrowers, NEFF and each other Credit Party that is (or hereafter becomes) party thereto in favor of the Agent, for the benefit of the Secured Parties, and any other security agreement entered into after the date hereof by any Credit Party or any other Person.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3al1-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Termination Date” means the date on which (a)(i) the Notes have been repaid in full, (ii) there has been a satisfaction and discharge of the Indenture as set forth under Article 8 of the Indenture or (iii) there has been a Legal Defeasance or Covenant Defeasance of the Notes as set forth under Article 8 of the Indenture and (b) all other Obligations under the Notes, the Indenture and the other Note Documents (other than contingent indemnification Obligations to the extent no claim has been asserted) have been completely discharged.

“Voting Stock” means, as to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

2.             Pledge. Each Pledgor hereby pledges to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties, a security interest in all of the following (collectively, the “Pledged Collateral”):

(a)           the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, distributions, cash, Instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(b)           such portion, as determined by the Agent as provided in Section 6(d) below, of any additional shares of stock of a Pledged Entity from time to time acquired by each Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, Instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock; and

(c)           the Pledged Indebtedness and the promissory notes or Instruments evidencing the Pledged Indebtedness, and all interest, cash, Instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

(d)           all additional Indebtedness arising after the date hereof and owing to each Pledgor and evidenced by promissory notes or other Instruments, together with such promissory notes and Instruments, and all interest, cash, Instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.

3.             Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Notes, the Indenture and the other Note Documents and all obligations of each Pledgor now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the “Secured Obligations”).

4.             Delivery of Pledged Collateral. All certificates and all promissory notes and Instruments evidencing the Pledged Collateral shall be delivered to and held by the Designated Agent on behalf of the Agent, for the benefit of the Agent and the Secured Parties, pursuant hereto. All Pledged Shares shall be accompanied by duly executed stock powers or other Instruments of transfer or assignment in blank, all in form and substance satisfactory to the Designated Agent and all promissory notes or other Instruments evidencing the Pledged Indebtedness shall be endorsed by the applicable Pledgor or accompanied by a duly executed instrument of transfer or assignment in blank.

5.             Representations and Warranties. Each Pledgor represents and warrants to the Agent that:

(a)           Each Pledgor is, and at the time of delivery of the Pledged Shares to the Designated Agent will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by each Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement or the Security Agreement, subject to the Intercreditor Agreement, the Priority Liens, and the other Permitted Liens; each Pledgor is and at the time of delivery of the Pledged Indebtedness to the Designated Agent will be, the sole owner of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for (i) any Lien created by this Agreement, (ii) subject to the Intercreditor Agreement, the Priority Liens, and (iii) the other Permitted Liens;

(b)           All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable; the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the Pledged Entities, and no such Pledged Entity is in default thereunder;

(c)           Each Pledgor has the right and requisite corporate power and authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by such Pledgor to the Agent (or, as applicable, to the Designated Agent, acting as agent of the Agent for purposes of perfection pursuant to the terms of the Intercreditor Agreement) as provided herein;

(d)           None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(e)           All of the Pledged Shares are presently owned by each Pledgor, and are presently represented by the certificates listed on Part A of Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

(f)            No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by any Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by any Pledgor, or (ii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

(g)           The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid second priority Lien on and a second priority perfected security interest in favor of the Agent for the benefit of the Agent and the Secured Parties in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien other than Permitted Liens and subject to the Intercreditor Agreement, the Priority Liens;

(h)           This Agreement has been duly authorized, executed and delivered by each Pledgor and constitutes a legal, valid and binding obligation of each Pledgor enforceable against each Pledgor in accordance with its terms;

(i)            The Pledged Shares constitute:

(i) 100% of the issued and outstanding shares of Stock of each Pledged Entity that is a Domestic Subsidiary of a Pledgor; and

(ii) 65% of the issued and outstanding shares of Voting Stock of each Pledged Entity and 100% of non-Voting Stock that is a Foreign Subsidiary of a Pledgor.

(j)            Except as disclosed on Part B of Schedule I, none of the Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

6.             Covenants. Each Pledgor covenants and agrees that until the Termination Date:

(a)           Without the prior written consent of the Agent, such Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Indenture;

(b)           Each Pledgor will, at its expense, promptly execute, acknowledge and deliver all such Instruments and take all such actions as the Agent from time to time may reasonably request in order to ensure to the Agent and the Secured Parties the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including (i) as necessary, the delivery, pursuant to the terms of the Intercreditor Agreement, of such Instruments to the ABL Facility Agent, acting as agent of the Agent for purposes of perfection, and (ii) the filing of any necessary Code financing statements, which may be filed by the Agent with or (to the extent permitted by law) without the signature of each Pledgor, and will cooperate with the Agent, at such Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

(c)           Each Pledgor has and will defend the title to the Pledged Collateral and the Liens of the Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens; and

(d)           Each Pledgor will, upon obtaining ownership of any additional Stock or promissory notes or Instruments of a Pledged Entity or Stock or promissory notes or Instruments otherwise required to be pledged to the Agent pursuant to any of the Loan Documents, which Stock, notes or Instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to the Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule II hereto (a “Pledge Amendment”) in respect of any such additional Stock, notes or Instruments, pursuant to which such Pledgor shall pledge to the Agent all of such additional Stock, notes and Instruments. Each Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Pledged Collateral.

7.             Pledgor’s Rights. As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to the Pledgors in accordance with Section 8(a) hereof:

(a)           Each Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Indenture or any other Note Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Agent or any other Secured Party in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Indenture):

(i)            the dissolution or liquidation, in whole or in part, of a Pledged Entity;

(ii)           the consolidation or merger of a Pledged Entity with any other Person;

(iii)          the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for (A) Liens in favor of the Agent for the benefit of the Secured Parties, (B) subject to the Intercreditor Agreement, the Priority Liens and (C) the other Permitted Liens;

(iv)          any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Stock; or

(v)           the alteration of the voting rights with respect to the Stock of a Pledged Entity; and

(b)           (i)            Each Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Indenture other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and Instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(ii)           upon the occurrence and during the continuance of an Event of Default, all dividends and interest (other than such cash dividends and interest as are permitted to be paid to each Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to the Designated Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Designated Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

8.            Defaults and Remedies; Proxy.

(a) Subject to the Intercreditor Agreement and the rights of the Credit Agreement Agent and the Priority Lien Collateral Agent (each as defined in the Intercreditor Agreement) thereunder, upon the occurrence of an Event of Default and during the continuation of such Event of Default and concurrently with written notice to each Pledgor, the Agent (personally or through an agent, bailee or designee) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or Instruments representing or evidencing Pledged Collateral for certificates or Instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice each Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though the Agent was the outright owner thereof. Any sale shall be made at a public or private sale at the Agent’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Agent may deem fair, and the Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but the Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent. EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS, THE AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF EACH PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES AS PROVIDED HEREIN, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, THE AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

(b)           Subject to the Intercreditor Agreement and the rights of the Credit Agreement Agent and the Priority Lien Collateral Agent (each as defined in the Intercreditor Agreement) thereunder, if, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, the Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ notice to the Pledgors.

(c)           Subject to the Intercreditor Agreement and the rights of the Credit Agreement Agent and the Priority Lien Collateral Agent (each as defined in the Intercreditor Agreement) thereunder, each Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Each Pledgor agrees that it will not interfere with any right, power and remedy of the Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of the Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon each Pledgor by the Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against each Pledgor in any respect.

(d)           Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Agent, that the Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against each Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and Instruments governing and evidencing such obligations.

9.             Waiver. No delay on the Agent’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon each Pledgor by the Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Agent’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice the Agent’s rights as against each Pledgor in any respect.

10.           Assignment. Subject to the Intercreditor Agreement and the rights of the Credit Agreement Agent and the Priority Lien Collateral Agent (each as defined in the Intercreditor Agreement) thereunder, the Agent may assign, indorse or transfer any Instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Indenture, and the holder of such Instrument shall be entitled to the benefits of this Agreement.

11.           Termination. Immediately following the Termination Date, the Agent shall deliver to each Pledgor the Pledged Collateral in its possession pledged by each Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of each Pledgor’s obligations hereunder shall at such time terminate.

12.           Lien Absolute. All rights of the Agent hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)           any lack of validity or enforceability of the Notes, the Indenture, any other Note Document or any other agreement or Instrument governing or evidencing any Secured Obligations;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Notes, the Indenture, any other Note Document or any other agreement or Instrument governing or evidencing any Secured Obligations;

(c)           any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d)           the insolvency of any Credit Party; or

(e)           any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

13.           Release. Each Pledgor consents and agrees that the Agent may at any time, or from time to time, in its discretion:

(a)           renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

(b)           exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as the Agent may reasonably deem necessary or appropriate, and unless an Event of Default shall have occurred and is continuing, upon notice to the Pledgors but without further assent from any Pledgor, it being hereby agreed that each Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Indenture, or any other agreement governing any Secured Obligations; provided, however, the Agent’s failure to provide such notice shall not preclude the Agent from taking any action set forth in this clause (b). Each Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon each Pledgor. No act or omission of any kind on the Agent’s part shall in any event affect or impair this Agreement.

14.           Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor or any Pledged Entity for liquidation or reorganization, should each Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor’s or any Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

15.           Miscellaneous.

(a)           The Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

(b)           Each Pledgor agrees to promptly reimburse the Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by the Agent in connection with the administration and enforcement of this Agreement.

(c)           Neither the Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(d)           THIS AGREEMENT SHALL BE BINDING UPON EACH PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF EACH PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, THE AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF AGENT AND EACH PLEDGOR.

16.           Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

17.           Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Indenture.

18.           Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

19.           Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

20.           Benefit of the Secured Parties. All security interests granted or contemplated hereby shall be for the benefit of the Secured Parties, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Indenture and the Intercreditor Agreement.

21.           Authorization. Each Pledgor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Pledged Collateral (i) as all assets of such Pledgor or words of similar effect, regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Pledgor is an organization, the type of organization and any organization identification number issued to such Pledgor. Each Pledgor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

22.           Additional Pledgors. If, pursuant to Section 4.18 of the Indenture (but subject to Section 10.01(b) of the Indenture), the Borrowers shall be required to cause any Subsidiary that is not a Pledgor to become a Pledgor hereunder, such Subsidiary shall execute and deliver to the Agent a Joinder Agreement substantially in the form of Exhibit A to this Agreement and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Pledgor party hereto on the date of this Agreement.

23.           Additional Rights of Agent. The Agent shall be entitled to all of the rights, protections, immunities and indemnities of the Trustee set forth in the Indenture.

24.           INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PLEDGE AND GRANT TO WELLS FARGO BANK, NATIONAL ASSOCIATION, AS AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first written above.

NEFF RENTAL LLC,

by
/s/ Mark Irion
Name:	Mark Irion
Title:	Secretary

NEFF FINANCE CORP.,

by
/s/ Mark Irion
Name:	Mark Irion
Title:	Secretary

NEFF RENTAL, INC.,

by
/s/ Mark Irion
Name:	Mark Irion
Title:	Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent,

by

Name:
Title:

by

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first written above.

NEFF RENTAL LLC,

by

Name:
Title:

NEFF FINANCE CORP.,

by

Name:
Title:

NEFF RENTAL, INC.,

by

Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent,

by
/s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

SCHEDULE I

PART A

PLEDGED SHARES

Pledgor	Pledged Entity	Class of Stock	Stock Certificate Number(s)	Number of Shares	Percentage of Outstanding Shares
Neff Rental LLC	Neff Rental, Inc.	Common	5	90	100%
Neff Rental LLC	Neff Finance Corp.	Common	[ ]	100	100%

PART B

PLEDGED INDEBTEDNESS

None

SCHEDULE II

PLEDGE AMENDMENT

This Pledge Amendment dated                         ,     is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, Instruments and shares pledged prior to this Pledge Amendment and as to the promissory notes, Instruments and shares pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to the Pledge Agreement dated as of July 8, 2005, by and among Neff Rental LLC, Neff Finance Corp., Neff Rental, Inc. and each other Person that becomes party thereto as a pledgor, and Wells Fargo Bank, National Association, as the Agent (the “Pledge Agreement”) and that the Pledged Shares and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. The undersigned Pledgor acknowledges and agrees that any promissory notes, Instruments or shares not included in the Pledged Collateral at the discretion of the Agent may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

[ ],

by

Name:
Title:

Pledgor	Pledged Entity	Class of Stock	Certificate Number(s)	Number of Shares

Pledgor	Description of Pledged Indebtedness	Initial Principal Amount	Issue Date	Maturity Date	Interest Rage

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EXHIBIT A

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT (this “Agreement”) dated as of                 , 20      is by and among                     , a                [corporation][limited liability company] (the “New Subsidiary”) and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Agent”) for the holders of Note Obligations (as defined below).

Pursuant to the Indenture dated as of July 8, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among Neff Rental LLC, a Delaware limited liability company (“Neff LLC”), Neff Finance Corp., a Delaware corporation (“Neff Finance” and, together with Neff LLC, the “Borrowers”, and each, a “Borrower”), Neff Rental, Inc., a Florida corporation (“NEFF”), each of the other Persons named therein as a Guarantor (as defined in the Indenture), and Wells Fargo Bank, National Association, as Trustee, and the Pledge Agreement dated as of July 8, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Pledge Agreement) the Credit Parties are required by Section 4.18 of the Indenture and Section 22 of the Pledge Agreement to cause the new Subsidiary (“New Subsidiary”) to become a Credit Party thereunder. Accordingly, the New Subsidiary hereby agrees as follows with the Agent, for the benefit of the Secured Parties, that:

1.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Indenture for all purposes of the Indenture and the other Note Documents, and shall have all of the obligations of a Credit Party thereunder as if it had executed the Indenture. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Credit Parties in the Indenture and the other Note Documents.

2.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement as a Grantor (as defined in the Security Agreement) for all purposes of the Security Agreement and the other Note Documents, and shall have all the obligations of a Grantor thereunder as if it had executed the Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for the benefit of the Secured Parties, a Lien upon all of its right, title and interest in, to and under all of the Collateral (as defined in the Security Agreement) of such New Subsidiary, whether owned or consigned by or to, or leased from or to, such New Subsidiary, and regardless of where located, to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Note Obligations (as defined in the Security Agreement).

3.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement and a Pledgor for all purposes of the Pledge Agreement and the other Note Documents, and shall have all the obligations of a Pledgor thereunder as if it had executed the

Pledge Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement. Without limiting generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants and pledges to Agent, for the benefit of the Secured Parties, a second priority security interest in the Pledged Collateral of the New Subsidiary identified on Schedule 1 hereto and all other Pledged Collateral of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations.

4.             The Subsidiary hereby represents and warrants to the Agent that:

(a)           The New Subsidiary’s official name, type of entity and state of organization or incorporation are as set forth on the signature pages hereto.

(b)           The New Subsidiary’s chief executive office and principal place of business and other offices are located at the locations set forth on Schedule 2 hereto.

(c)           Other than as set forth on Schedule 3 hereto, the New Subsidiary has not changed its official name or changed its state of organization or incorporation, been party to a merger, consolidation or other change in structure or used any tradename in the prior five years.

(d)           Schedule 4 hereto includes all warehouses, consignees and processors with whom Inventory is stored or located and other premises where Collateral is stored or located.

(e)           Schedule 5 hereto includes all the locations of the New Subsidiary’s books and records concerning the Collateral.

(f)            Schedule 6 hereto includes a list of Persons from whom the New Subsidiary has acquired assets during the past five (5) years, other than assets acquired in the ordinary course of the New Subsidiary’s business.

(g)           Schedule 7 hereto includes all Patents, Trademarks and Copyrights (each as defined in the Security Agreement) owned by or licensed to the New Subsidiary in its own name, or to which the New Subsidiary is a party, as of the date hereof, that is used in or necessary for the conduct of its business as currently conducted that is material to the condition (financial or otherwise).

(h)           Schedule 8 hereto includes all Commercial Tort Claims (as defined in the Security Agreement) before any Governmental Authority by or in favor of the New Subsidiary.

(i)            Schedule 9 hereto lists all Real Estate (as defined in the Security Agreement) that is owned, leased or subleased by the New Subsidiary as of the date hereof. Schedule

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